Table of Contents

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286654

PROSPECTUS

8,000,000 Shares of Class A Common Stock

This prospectus relates to the offer and resale, from time to time, of up to 8,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of Cloudastructure, Inc., a Delaware corporation (“Cloudastructure,” “we,” “us,” “our,” or the “Company”), issuable upon the conversion of our Series 2 Convertible Preferred Stock, par value $0.0001 per share (the “Series 2 Preferred”), held by Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”), or its pledgees, donees, transferees, assignees or other successors-in-interest.

On March 21, 2025, the Company and Streeterville entered into a Securities Purchase Agreement (the “Series 2 Securities Purchase Agreement” or “Series 2 Equity Financing”) pursuant to the terms of which we agreed to issue and sell to Streeterville up to $40,000,000 of Series 2 Preferred, on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock. On March 25, 2025, at the initial closing of the Series 2 Equity Financing, we issued and sold 4,500 shares of Series 2 Preferred to Streeterville, for an aggregate purchase price of $4,500,000.

On April 11, 2025, we entered into a Waiver Agreement and a Supplement Terms Agreement with Streeterville, pursuant to which Streeterville agreed to waive the conditions precedent in the Series 2 Securities Purchase Agreement, and we issued and sold an additional 3,000 shares of Series 2 Preferred to Streeterville for an aggregate purchase price of $3,000,000. For additional details about the Series 2 Equity Financings, see the section entitled “Prospectus Summary—Preferred Equity Financings—Series 2 Equity Financing” in this prospectus.

We are not offering any Class A common stock for sale under this prospectus and will not receive proceeds from the resale of shares by the Selling Stockholder.

The Selling Stockholder may offer, sell, or distribute all or any portion of the shares of Class A common stock issuable upon conversion of the Series 2 Preferred from time to time directly or indirectly through one or more underwriters, broker-dealers, or agents, and in one or more public or private transactions, which may involve crosses or block transactions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See the section entitled “Plan of Distribution” for additional information.

We have agreed to bear all costs, fees and expenses incurred in effecting the registration of the shares. The Selling Stockholder will pay or assume all discounts, concessions, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred in connection with the sale of the shares of Class A common stock.

Our Class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “CSAI.” On May 14, 2025, the last reported sale price of our Class A common stock on Nasdaq was $3.21 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary—Emerging Growth Company” and “Prospectus Summary—Smaller Reporting Company.”

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Investing in our Class A common stock involves a high degree of risk. See the “Risk Factors” section beginning on page 8 of this prospectus for the risks and uncertainties you should consider before investing in our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is May 15, 2025

Neither we nor the Selling Stockholder have authorized anyone to provide any information to you other than the information contained in this prospectus and the documents incorporated by reference herein. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give to you. This prospectus is an offer to sell only the shares of Class A common stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of any sale of shares of Class A common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business plan and strategy, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus may include, but are not limited to, statements about:

•	the implementation of our business model and our strategic plans for our business, product, services, and technology;

•	our commercialization and marketing capabilities and strategy;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our competitive position;

•	the scope of protection that we able to establish and maintain for intellectual property rights covering our products, services, and technology;

•	developments and projections relating to our competitors and our industry;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; and

•	the impact of new or existing laws and regulations on our business and strategy.

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein, and on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date made and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those described in the section of this prospectus entitled “Risk Factors” and in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are publicly available on the SEC’s website at www.sec.gov. Given that forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement, if any, completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider prior to making an investment decision. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,” and “Cautionary Note Regarding Forward-Looking Statements,” and our audited and unaudited financial statements and the accompanying notes incorporated by reference herein or included in any applicable prospectus supplement hereto before making an investment decision. Unless otherwise indicated or context otherwise requires, all references in this prospectus to outstanding share and per share information are presented after giving effect to the Reverse Stock Split (as hereinafter defined) and all references to “we,” “us,” “our,” the “Company,” “Cloudastructure,” and similar terms refer to Cloudastructure, Inc.

Overview

We were formed under the laws of the State of Delaware on March 28, 2003. We provide an award-winning cloud-based artificial intelligence (“AI”) video surveillance and Remote Guarding (as defined below) service built on AI and machine learning platforms.

We operated as a small Silicon Valley startup until early 2021 when we raised over $35 million in funding under Regulation A of the Securities Act. With these funds we quickly built a sales, marketing and support structure and achieved a degree of early success in the property management space. As of the date of this prospectus, we have contracts in place with five of the top 10 property management companies on the National Multifamily Housing Council’s (“NMHC’s”) 2024 NMCH 50 list (Greystar Real Estate Partners, Avenue5 Residential, LLC, Cushman & Wakefield, BH Management Services, LLC and FPI Management, Inc.). Our cloud-based solutions allow our customers to provide real-time safety and security solutions for their properties, as well as easily manage security across all of their locations. As of the date of this prospectus, we are focused on expanding into more of our existing top tier customer locations, acquiring additional customers in the property management (“proptech”) space, and we anticipate entering into additional markets in 2025.

Our intelligent AI solution works by identifying objects (faces, license plates, animals, guns, etc.) in video footage so that property managers can quickly search for those objects. Additionally, our AI and Remote Guarding services provide a proactive response to crime. Remote guarding combines video surveillance, AI analytics, monitoring centers, and security agents (“Remote Guarding”). Based on internal data comparing the total number of actual threatening activity alerts received by our Remote Guards, against all potentially suspicious and threatening activity alerts received by our Remote Guards, on average, from 2023 to the date of this prospectus, our Remote Guarding services deterred over 97% of all threatening activity for our customers. We believe AI security delivers multiple benefits for many property owners, including, without limitation:

•	Deterring crime and improving overall safety;

•	Improving occupancy rates and rental rates; and

•	Reducing onsite guard costs and lowering insurance rates

As of the date of this prospectus, we are the only seamless, cloud-based, AI surveillance and Remote Guarding solution on the market of which we are aware. We also believe that our solution is more affordable and easier to use than the various solutions that our competitors offer. Our Remote Guarding service bridges the line between AI and human intelligence. AI has the ability to monitor all cameras at the same time and all of the time, a task from which humans would fatigue. When the AI detects an event occurring, the Remote Guards are notified. The Remote Guards can then determine if escalation is required. With real-time human intervention, our Remote Guarding service can turn video surveillance from a forensic tool, used after a crime has been committed, into a real time crime prevention tool. This has the potential to greatly increase value for our customers.

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Reverse Stock Split

Our board of directors and our stockholders each approved a 1-for-6 reverse stock split of all classes of our issued and outstanding capital stock (the “Reverse Stock Split”). On October 24, 2024, we filed an amended and restated certificate of incorporation with the State of Delaware to immediately effect the Reverse Stock Split. All share and per share information in this prospectus are presented after giving effect to the Reverse Stock Split retrospectively for all periods presented, unless otherwise stated or the context otherwise requires.

Adjustments to Authorized Capital Stock

In connection with the amended and restated certificate of incorporation effecting the Reverse Stock Split, our board of directors and stockholders have also approved certain adjustments to the capital stock that we are authorized to issue, and the respective securities constituting our capital stock.

Immediately prior to the Reverse Stock Split, the total number of shares of all classes of capital stock that we were authorized to issue was 350,000,000 shares, consisting of (i) 250,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), and (ii) 100,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”).

After giving effect to the filing and effectiveness of our amended and restated certificate of incorporation, we are authorized to issue 500,000,000 shares of capital stock, consisting of: (i) 250,000,000 shares of Class A common stock, and (ii) 100,000,000 shares of Class B common stock, and (iii) 150,000,000 shares of preferred stock, par value $0.0001. For additional details about our authorized capital stock see “Description of Capital Stock” in this prospectus.

Preferred Equity Financings

Series 1 Equity Financing

On November 25, 2024, we entered into a Securities Purchase Agreement, as amended by Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025, and Amendment No. 3 to Securities Purchase Agreement, dated February 14, 2025 (as so amended, the “Series 1 Securities Purchase Agreement”), with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville” or the “Selling Stockholder”), pursuant to which we agreed to issue and sell (i) 6,300 shares of newly designated series of Series 1 Convertible Preferred Stock, par value $0.0001 per share (the “Series 1 Preferred”), for an aggregate purchase price of $6,300,000, and (ii) 720,000 shares of Class A common stock (the “Pre-Delivery Shares”), for an aggregate purchase price of $72.00 (the “Series 1 Equity Financing”). The Series 1 Preferred are convertible into shares of our Class A common stock (the “Series 1 Conversion Shares” and together with the Pre-Delivery Shares, the “Series 1 Equity Financing Shares”), on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 1 Convertible Preferred Stock (the “Series 1 Certificate of Designations”), filed with the Secretary of State of the State of Delaware on January 28, 2025. The Series 1 Equity Financing closed on January 29, 2025.

On April 1, 2025, we into a Waiver Agreement pursuant to which we agreed to waive the requirement that a Series 1 Trigger Event (as hereinafter defined) occur prior to the conversion price of the Series 1 Stock adjusting to the lesser of (i) $9.00, or (ii) the greater of (a) 85% of the lowest daily volume weighted average price of our Class A common stock during the preceding ten business day period, and (b) $1.00, in consideration for which Streeterville agreed to waive the increase in the Series 1 Stated Value (as hereinafter defined) upon occurrence of a Series 1 Trigger Event.

The Series 1 Preferred has a stated value of $1,111 (the “Series 1 Stated Value”), subject to an automatic 10% increase upon the occurrence of Series 1 Trigger Event. A “Series 1 Trigger Event” will occur (i) upon our receipt of a letter of noncompliance from Nasdaq, (ii) upon our average market capitalization during any ten business day period falling below $75,000,000, and (iii) in any quarter beginning with the first calendar quarter of 2025 where (x) our stockholder equity is less than $2,500,000, (y) we incur a net loss greater than $1,000,000, or (z) our net sales are less than $500,000.

In connection with the Series 1 Equity Financing, each of our directors and executive officers entered into lock-up agreements which prohibit them from transferring or disposing of any shares of Class A common stock or related securities for 180 days after the Series 1 Equity Financing Shares are eligible for resale pursuant to an effective registration statement or Rule 144 of the Securities Act, whichever occurs first.

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Series 2 Equity Financing

On March 21, 2025, we entered into a second Securities Purchase Agreement (the “Series 2 Securities Purchase Agreement” and together with the Series 1 Securities Purchase Agreement, the “Securities Purchase Agreements”) with Streeterville, pursuant to which we agreed to issue and sell to up to $40,000,000 (the “Commitment Amount”) of newly designated Series 2 Convertible Preferred Stock, par value $0.0001 per share (the “Series 2 Preferred” and together with the Series 1 Preferred, the “Preferred Stock”), at a price of $1,000 per share (the “Series 2 Equity Financing,” and together with the Series 1 Equity Financing, the “Preferred Equity Financings”). The Series 2 Preferred are convertible into shares of our Class A common stock (the “Series 2 Conversion Shares” and together with the Series 2 Preferred, the “Series 2 Securities”), on the terms and subject to the limitations and conditions set forth in the Certificate of Designations of Preferences and Rights of Series 2 Convertible Preferred Stock (the “Series 2 Certificate of Designations”), filed with the Secretary of State of the State of Delaware on March 24, 2025.

On March 25, 2025, at the initial closing of the Series 2 Equity Financing (the “First Series 2 Closing”), we issued and sold 4,500 shares of Series 2 Preferred to Streeterville, for an aggregate purchase price of $4,500,000.

Pursuant to the terms of the Series 2 Securities Purchase Agreement we will seek stockholder approval of the Series 2 Equity Financing within 180 days of the First Series 2 Closing, including approval of the issuance of Series 2 Conversion Shares in excess of the requirements of Nasdaq Rule 5635(d) (the “Approval”). We also agreed to file the registration statement of which this prospectus forms a part within 20 days of the filing of our Annual Report on Form 10-K, and to maintain its effectiveness for so long as Streeterville owns any Series 2 Securities (the “Registration Obligation”). Concurrently with the Series 2 Securities Purchase Agreement, we entered into a customary Registration Rights Agreement with Streeterville (the “Registration Rights Agreement”), further detailing the Registration Obligation.

For the period commencing on the date of the First Series 2 Closing and ending on the earlier of (i) two years from the First Series 2 Closing, and (ii) the date on which we have sold the aggregate Commitment Amount to Streeterville, we may at any time and from time to time, subject to the Conditions Precedent (as hereinafter defined), request that Streeterville purchase additional Series 2 Preferred in an amount (i) greater than $250,000, and (ii) less than (x) $2,000,000, minus (y) the aggregate Stated Value (as defined in the Series 2 Certificate of Designations) of all outstanding Series 2 Preferred as of the measurement date (the “Preferred Share Outstanding Balance”).

Streeterville’s obligation to purchase additional Series 2 Preferred is subject to a number of conditions precedent (the “Conditions Precedent”) set forth in the Series 2 Securities Purchase Agreement, including, without limitation, that (i) we have received the Approval, (ii) we fulfill the Registration Obligation, (iii) the Preferred Share Outstanding Balance is less than $3,000,000, (iv) our 20-day and 60-day median and average daily trading volume is greater than or equal to $500,000 per day, (v) our market capitalization is greater than or equal to $25,000,000, (vi) our stockholders’ equity is at least $3,000,000, and (vii) there is an effective resale registration statement that, as of the measurement date, has a number of unoffered shares equal to the quotient of (a) least two times the sum of: (x) the Preferred Share Outstanding Balance; and (y) the Series 2 Stated Value (as hereinafter defined) that we are requesting Streeterville purchase, and (b) the Series 2 Conversion Price (as hereinafter defined) as of the measurement date.

The Series 2 Securities Purchase Agreement also provides that, during the period commencing on the date of the First Series 2 Closing and ending on the earlier of (i) two years from the First Series 2 Closing, and (ii) the date on which Streeterville no longer holds any Preferred Stock, Streeterville will have the right, but not the obligation, to purchase up to $4,000,000 in shares of Preferred Stock, in any combination of Series 1 Preferred and Series 2 Preferred, in one or more tranches (of at least $100,000) at its election (the “Reinvestment Right”). The Reinvestment Right supersedes and replaces the reinvestment right granted to Streeterville in the Series 1 Securities Purchase Agreement.

In addition, the Series 2 Securities Purchase Agreement provides that during the period commencing on the date of the First Series 2 Closing and ending six months after Streeterville no longer holds any Preferred Stock or is not otherwise owed any obligation by us, it will have the right, at its discretion, to participate in up to 30% of the amount sold in any debt or equity financing that we consummate (the “Participation Right”). The Participation Right supersedes and replaces the participation right granted to Streeterville in the Series 1 Securities Purchase Agreement.

On April 11, 2025, we entered into a Waiver Agreement and a Supplement Terms Agreement with Streeterville (the “Series 2 Supplemental Terms”), pursuant to which Streeterville agreed to waive the Conditions Precedent, and we issued and sold an additional 3,000 shares of Series 2 Preferred (the “Additional Series 2 Preferred”) to Streeterville, for an aggregate purchase price of $3,000,000, of which $1,000,000 counted towards the Reinvestment Right.

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The Series 2 Supplemental Terms also provide that, notwithstanding the terms of the Series 2 Certificate of Designations, Streeterville will not have the right to convert the Additional Series 2 Preferred into Series 2 Conversion Shares at a conversion price of less than $1.00 per share prior to 30 days following the occurrence of a Supplemental Terms Trigger Event (as hereinafter defined), at which time we may elect to pay the conversion amount in cash or by issuance of Series 2 Conversion Shares, at our discretion.

A “Supplemental Terms Trigger Event” will occur when the daily volume weighted average price of our Class A common stock is below $1.00 for five or more business days during any given 15-day period.

Series 2 Convertible Preferred Stock

The Series 2 Preferred has a stated value of $1,111 per share (the “Series 2 Stated Value”), subject to an automatic 10% increase upon the occurrence of an event of default as set forth in the Series 2 Certificate of Designations, and accrues a 9.5% per annum rate of return on the Series 2 Stated Value (the “Series 2 Preferred Return”) from date of issuance. The Series 2 Preferred Return is payable on a quarterly basis either in cash or via the issuance of additional shares of Series 2 Preferred, at our discretion. Following an event of default, the Series 2 Preferred Return increases to 15% per annum until such event of default has been cured.

The Series 2 Preferred is convertible at any time at Streeterville’s option into (i) the number of shares of Series 2 Preferred being converted multiplied by their then Series 2 Stated Value, divided by (ii) the Series 2 Conversion Price (as hereinafter defined).

Prior to a Series 2 Trigger Event (as hereinafter defined) or an event of default as set forth in the Series 2 Certificate of Designations the conversion price (“Series 2 Conversion Price”) is $10.00 per share of Class A common stock, subject to adjustment if we issue Class A common stock or rights to receive Class A common stock at a lower price (the “Series 2 Fixed Conversion Price”). Following a Series 2 Trigger Event or event of default the Series 2 Conversion Price is the lesser of the (i) Series 2 Fixed Conversion Price, and (ii) greater of (x) 88% multiplied by the lowest daily volume weighted average price of our Class A common stock during the eight business day period prior to the measurement date, and (y) the 20% of the “Minimum Price” as defined in Nasdaq Rule 5635 calculated as of the most recent Series 2 Preferred issuance date.

A “Series 2 Trigger Event” will occur (i) upon our receipt of a letter of noncompliance from Nasdaq, (ii) upon our average market capitalization during any three business day period falling below $125,000,000, and (iii) in any quarter beginning with the first calendar quarter of 2025 where (x) our stockholder equity is less than $2,500,000, (y) we incur a net loss greater than $1,000,000, or (z) our net sales are less than $500,000.

For additional details about our Series 2 Preferred, see the section entitled “Description of Capital Stock—Series 2 Convertible Preferred Stock.”

Emerging Growth Company

We are an “emerging growth company” as defined in the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements, and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our direct listing on Nasdaq, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

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Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Class A common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Class A common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated under the laws of the State of Delaware on March 28, 2003, under the name Connexed Technologies, Inc. On September 28, 2016, we changed our name to Cloudastructure, Inc. Our principal executive offices are located at 228 Hamilton Avenue, 3rd Floor, Palo Alto, California 94301. Our telephone number is (650) 644-4160 and our website address is www.cloudastructure.com. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

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THE OFFERING

Issuer	Cloudastructure, Inc.

Shares of Class A Common Stock Offered by the Selling Stockholder	Up to 8,000,000 shares of Class A common stock

Use of Proceeds	All of the shares of Class A common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any proceeds from the sale of shares of Class A common stock in this offering.

Offering Price	The Selling Stockholder will offer the shares of Class A common stock covered by this prospectus at the prevailing market prices or at privately negotiated prices.

Risk Factors	You should read the “Risk Factors” incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.

Nasdaq Capital Market Symbol	“CSAI”

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RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you decide to invest in our Class A common stock, you should carefully consider the risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, and other filings we make with the SEC from time to time, which are incorporated by reference herein, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K and the other filings incorporated by reference herein are not the only ones that we face. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K and the other filings incorporated by reference herein occur, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our Class A common stock could decline, and you may lose all or part of your investment.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the Selling Stockholder to offer and resell, from time to time, the shares of Class A common stock described in the section entitled “Selling Stockholder.” We are not offering any Class A common stock for sale under this prospectus and will not receive any proceeds from the resale of shares by the Selling Stockholder.

The Selling Stockholder will pay or assume all discounts, concessions, commissions, fees of underwriters, selling brokers or dealer managers, and all expenses incurred for brokerage, accounting, tax or legal services and any other similar expenses incurred in connection with the sale of the shares of Class A common stock covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

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SELLING STOCKHOLDER

This prospectus relates to the offer and resale, from time to time, by Streeterville, or its pledgees, donees, transferees, assignees or other successors-in-interest, of up to 8,000,000 shares of our Class A common stock issuable to Streeterville upon the conversion of our Series 2 Preferred.

On November 25, 2024, we entered into a Securities Purchase Agreement, as amended by Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2025, Amendment No. 2 to Securities Purchase Agreement, dated January 29, 2025, and Amendment No. 3 to Securities Purchase Agreement, dated February 14, 2025 (as so amended, the “Series 1 Securities Purchase Agreement”), with Streeterville, pursuant to which we agreed to issue and sell (i) 6,300 shares of newly designated Series 1 Preferred, for an aggregate purchase price of $6,300,000, and (ii) 720,000 Pre-Delivery Shares, for an aggregate purchase price of $72.00 (the “Series 1 Equity Financing”). The Series 1 Preferred are convertible into shares of our Class A common stock (the “Series 1 Conversion Shares” and together with the Pre-Delivery Shares, the “Series 1 Equity Financing Shares”), on the terms and subject to the limitations and conditions set forth in the Series 1 Certificate of Designations. The Series 1 Equity Financing closed on January 29, 2025.

In connection with the Series 1 Equity Financing, each of our directors and executive officers entered into lock-up agreements which prohibit them from transferring or disposing of any shares of Class A common stock or related securities for 180 days after the Series 1 Equity Financing Shares are eligible for resale pursuant to an effective registration statement or Rule 144 of the Securities Act, whichever occurs first.

On March 21, 2025, we entered into a second Securities Purchase Agreement (the “Series 2 Securities Purchase Agreement” and together with the Series 1 Securities Purchase Agreement, the “Securities Purchase Agreements”) with Streeterville, pursuant to which we agreed to issue and sell to up to $40,000,000 (the “Commitment Amount”) of newly designated Series 2 Preferred (together with the Series 1 Preferred, the “Preferred Stock”), at a price of $1,000 per share (the “Series 2 Equity Financing,” and together with the Series 1 Equity Financing, the “Preferred Equity Financings”). The Series 2 Preferred are convertible into shares of our Class A common stock (the “Series 2 Conversion Shares” and together with the Series 2 Preferred, the “Series 2 Securities”), on the terms and subject to the limitations and conditions set forth in the Series 2 Certificate of Designations.

On March 25, 2025, at the initial closing of the Series 2 Equity Financing (the “First Series 2 Closing”), we issued and sold 4,500 shares of Series 2 Preferred to Streeterville, for an aggregate purchase price of $4,500,000.

Pursuant to the terms of the Series 2 Securities Purchase Agreement we will seek stockholder approval of the Series 2 Equity Financing within 180 days of the First Series 2 Closing, including approval of the issuance of Series 2 Conversion Shares in excess of the requirements of Nasdaq Rule 5635(d) (the “Approval”). We also agreed to file the registration statement of which this prospectus forms a part within 20 days of the filing of our Annual Report on Form 10-K, and to maintain its effectiveness for so long as Streeterville owns any Series 2 Securities (the “Registration Obligation”).

For the period commencing on the date of the First Series 2 Closing and ending on the earlier of (i) two years from the First Series 2 Closing, and (ii) the date on which we have sold the aggregate Commitment Amount to Streeterville, we may at any time and from time to time, subject to the Conditions Precedent (as hereinafter defined), request that Streeterville purchase additional Series 2 Preferred in an amount (i) greater than $250,000, and (ii) less than (x) $2,000,000, minus (y) the aggregate Series 2 Stated Value (as hereinafter defined) of all outstanding Series 2 Preferred as of the measurement date (the “Preferred Share Outstanding Balance”).

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Streeterville’s obligation to purchase additional Series 2 Preferred is subject to a number of conditions precedent (the “Conditions Precedent”) set forth in the Series 2 Securities Purchase Agreement, including, without limitation, that (i) we have received the Approval, (ii) we fulfill the Registration Obligation, (iii) the Preferred Share Outstanding Balance is less than $3,000,000, (iv) our 20-day and 60-day median and average daily trading volume is greater than or equal to $500,000 per day, (v) our market capitalization is greater than or equal to $25,000,000, (vi) our stockholders’ equity is at least $3,000,000, and (vii) there is an effective resale registration statement that, as of the measurement date, has a number of unoffered shares equal to the quotient of (a) least two times the sum of: (x) the Preferred Share Outstanding Balance; and (y) the Series 2 Stated Value that we are requesting Streeterville purchase, and (b) the Series 2 Conversion Price as of the measurement date.

The Series 2 Securities Purchase Agreement also provides that, during the period commencing on the date of the First Series 2 Closing and ending on the earlier of (i) two years from the First Series 2 Closing, and (ii) the date on which Streeterville no longer holds any Preferred Stock, Streeterville will have the right, but not the obligation, to purchase up to $4,000,000 in shares of Preferred Stock, in any combination of Series 1 Preferred and Series 2 Preferred, in one or more tranches (of at least $100,000) at its election (the “Reinvestment Right”). The Reinvestment Right supersedes and replaces the reinvestment right granted to Streeterville in the Series 1 Securities Purchase Agreement.

In addition, the Series 2 Securities Purchase Agreement provides that during the period commencing on the date of the First Series 2 Closing and ending six months after Streeterville no longer holds any Preferred Stock or is not otherwise owed any obligation by us, it will have the right, at its discretion, to participate in up to 30% of the amount sold in any debt or equity financing that we consummate (the “Participation Right”). The Participation Right supersedes and replaces the participation right granted to Streeterville in the Series 1 Securities Purchase Agreement.

On April 11, 2025, we entered into the Series 2 Supplemental Terms pursuant to which Streeterville agreed to waive the Conditions Precedent, and we issued and sold an additional 3,000 shares of Series 2 Preferred (the “Additional Series 2 Preferred”) to Streeterville for an aggregate purchase price of $3,000,000, of which $1,000,000 counted towards the Reinvestment Right.

The Series 2 Supplemental Terms also provide that, notwithstanding the terms of the Series 2 Certificate of Designations, Streeterville will not have the right to convert the Additional Series 2 Preferred into Series 2 Conversion Shares at a conversion price of less than $1.00 per share prior to 30 days following the occurrence of a Supplemental Terms Trigger Event (as hereinafter defined), at which time we may elect to pay the conversion amount in cash or by issuance of Series 2 Conversion Shares, at our discretion.

A “Supplemental Terms Trigger Event” will occur when the daily volume weighted average price of our Class A common stock is below $1.00 for five or more business days during any given 15-day period.

The following table sets forth, as of March 31, 2025, the name of the Selling Stockholder for whom we are registering the offer and resale, from time to time, to the public of our Class A common stock, and the number of such shares that the Selling Stockholder may offer pursuant to this prospectus. The following table does not reflect the beneficial ownership of any shares of Class A common stock acquirable through the exercise or conversion of other securities unless such securities are exercisable or convertible within 60 days of March 31, 2025. Applicable percentages are based on 15,423,725 shares of Class A common stock outstanding as of March 31, 2025.

We cannot advise as to whether the Selling Stockholder will in fact sell any or all of such shares of Class A common stock. In addition, the Selling Stockholder may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

Names of Selling Stockholders	Number of Shares of Class A Common Stock Beneficially Owned Prior to this Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Beneficially Owned After this Offering (1)	Percent of Shares of Class A Common Stock Beneficially Owned After this Offering (1)
Streeterville Capital, LLC (2)	720,000	8,000,000	–	–%

_____________

(1)	Assumes that the Selling Stockholders sell all shares of Class A common stock beneficially owned as of the date hereof.
(2)	Comprised of 720,000 Pre-Delivery Shares issued to Streeterville pursuant to the terms of the Series 1 Securities Purchase Agreement without taking into account any limitations on conversion. Pursuant to the terms of the Series 2 Certificate of Designations, we will not affect the conversion of any Series 2 Preferred if, after giving effect to such conversion, the holder thereof would, individually, beneficially own in excess of 4.99%, and, together with its affiliates, in excess of 9.99%, of the outstanding shares of Class A common stock on the conversion date. In addition, pursuant to the terms of the Series 2 Certificate of Designations, in no event will a holder of Series 2 Preferred, together with its affiliates and any persons acting as a group together with such holder or any of such holder’s affiliates, be entitled to vote, on an as-converted basis and in the aggregate with respect to shares of common stock and preferred stock beneficially owned, more than 4.99% of our outstanding voting shares. The address of Streeterville is 297 Auto Mall Drive #4, St. George, Utah 84770. John M. Fife, President of Streeterville, has voting and investment power over these securities.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our amended and restated certificate of incorporation and amended and restated bylaws and of the General Corporation Law of the State of Delaware. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware.

Pursuant to our amended and restated certificate of incorporation and our amended and restated bylaws, we are authorized to issue 500,000,000 shares of capital stock, which consists of: (i) 250,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 100,000,000 shares of Class B common stock, par value $0.0001 per share and (iii) 150,000,000 shares of preferred stock, par value $0.0001 per share.

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without stockholder approval except as required by Nasdaq rules, to issue additional shares of our capital stock.

Class A Common Stock

Our amended and restated certificate of incorporation provides that:

•	holders of Class A common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment;

•	holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor;

•	the payment of dividends, if any, on the Class A common stock will be subject to the prior payment of dividends on any outstanding preferred stock;

•	upon our liquidation or dissolution, the holders of Class A common stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and

•	our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Class A common stock.

Class B Common Stock

Our amended and restated certificate of incorporation provides that:

•	holders of Class B common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment;

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•	holders of Class B common stock are entitled to 20 votes per share on matters to be voted on by stockholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor;

•	the payment of dividends, if any, on the Class B common stock will be subject to the prior payment of dividends on any outstanding preferred stock;

•	upon our liquidation or dissolution, the holders of Class B common stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and

•	our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Class A common stock.

Voting Rights

Under Delaware law, holders of our Class A common stock or Class B common stock are entitled to vote as a separate class on any proposed amendment to our amended and restated certificate of incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class in a manner that would adversely affect them. Consequently, in these specific circumstances, holders of a majority of our Class A common stock could defeat any proposed amendment to our amended and restated certificate of incorporation. For instance, if an amendment proposed that the Class A common stock rank junior to the Class B common stock with respect to (i) dividends or distributions, (ii) distribution of proceeds in the event of acquisition, or (iii) any other rights, Delaware law would require a separate vote by our Class A common stockholders. In this scenario, the holders of a majority of our Class A common stock could reject the proposed amendment.

Conversion Rights

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers set forth in our amended and restated certificate of incorporation, and at any time following our closing of a firm commitment underwritten initial public offering upon the affirmative vote or written consent of the holders of a majority of our Class B common stock then outstanding and held by our founder, Mr. Bentley, and certain affiliates of our founder.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Subject to the terms and conditions set forth in the Certificate of Designations with respect to the ranking of the Series 1 Preferred, our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of our control or the removal of our existing management.

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Series 1 Convertible Preferred Stock

On January 28, 2025, we filed the Series 1 Certificate of Designations with the Secretary of State of the State of Delaware creating the Series 1 Preferred. The Series 1 Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

Authorized Shares; Stated Value

We are authorized to issue up to 30,000 shares of Series 1 Preferred, with each share having a stated value of $1,111, subject to an automatic 10% increase upon the occurrence of (i) a Series 1 Trigger Event (as hereinafter defined), (ii) if we fail to fully comply with any covenant, obligation or agreement or fail to pay any amount when due and payable, and such failure is not cured within the applicable cure period, or (iii) upon the occurrence of any bankruptcy, insolvency or similar event (each of (ii) and (iii) an “Event of Default”) (the “Series 1 Stated Value”).

Ranking

Except as otherwise set forth in the Series 2 Certificate of Designations, the Series 2 Preferred rank equally (including with respect to dividends and distributions, and upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation Event”)) and are identical in all respects, and, unless the holders of at least a majority of the outstanding Preferred Stock, voting together as a single class, expressly consent to the creation of capital stock that is pari passu in rank, all other shares of capital stock of the Company will be junior in rank.

Preferred Return

The Series 1 Preferred accrues a 10% per annum rate of return on the Series 1 Stated Value (the “Series 1 Preferred Return”) from date of issuance (the “Issuance Date”). The Series 1 Preferred Return is payable on a quarterly basis either in cash or via the issuance of additional shares of Series 1 Preferred, at our discretion. Following the occurrence of an Event of Default, the preferred return will increase to 15% per annum until such Event of Default has been cured.

Liquidation Preference

In the event of a Liquidation Event or Deemed Liquidation Event (as hereinafter defined), the Series 1 Preferred will be paid an amount equal to (i) the Series 1 Stated Value at such time, plus (ii) any accrued and unpaid Series 1 Preferred Return (the “Series 1 Preferred Liquidation Amount”), prior to any payments being made to the holders of our Class A common stock. Following payment of the Series 1 Preferred Liquidation Amount, the Series 1 Preferred will not participate in the distribution of any remaining assets of the Company.

A “Deemed Liquidation Event” will occur (i) if we merge or consolidate with another entity and our stockholders immediately prior to such transaction do not continue to hold a majority of the voting power immediately after such transaction, or (ii) if we sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of our assets.

Conversion Rights

The Series 1 Preferred is convertible at any time into (i) the number of shares of Series 1 Preferred being converted multiplied by their then Series 1 Stated Value (the “Series 1 Conversion Amount”), divided by (ii) the Series 1 Conversion Price (as hereinafter defined).

Prior to a Series 1 Trigger Event (as hereinafter defined) or an Event of Default, the conversion price (“Series 1 Conversion Price”) is $9.00 per share of Class A common stock, subject to adjustment if we issue Class A common stock or rights to receive Class A common stock at a lower price (the “Series 1 Fixed Conversion Price”). Following a Series 1 Trigger Event or Event of Default the Series 1 Conversion Price is the lesser of the (i) Series 1 Fixed Conversion Price, and (ii) greater of (x) 85% multiplied by the lowest daily volume weighted average price of our Class A common stock during the ten business day period prior to the measurement date, and (y) $1.00.

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A “Series 1 Trigger Event” will occur (i) upon our receipt of a letter of noncompliance from Nasdaq, (ii) upon our average market capitalization during any ten business day period falling below $75,000,000, and (iii) in any quarter beginning with the first calendar quarter of 2025 where (x) our stockholder equity is less than $2,500,000, (y) we incur a net loss greater than $1,000,000, or (z) our net sales are less than $500,000.

Ownership Limitation

Notwithstanding the foregoing, we will not give effect to any conversion of Series 1 Preferred to the extent that, following such conversion, the holder individually (without aggregating with its affiliates) would beneficially own in excess of 4.99% of our outstanding Class A common stock (the “Maximum Percentage”); provided, that the Maximum Percentage for a holder of Series 1 Preferred together with such holder’s affiliates will be 9.99%. The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of each holder of the Series 1 Preferred.

Series 2 Convertible Preferred Stock

On March 24, 2025, we filed the Series 2 Certificate of Designations with the Secretary of State of the State of Delaware creating the Series 2 Preferred. The Series 2 Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

Authorized Shares; Stated Value

We are authorized to issue up to 40,000 shares of Series 2 Preferred, with each share having a stated value of $1,111, subject to an automatic 10% increase upon the occurrence of an Event of Default (the “Series 2 Stated Value”).

Ranking

Except as otherwise set forth in the Series 2 Certificate of Designations, the Series 2 Preferred rank equally (including with respect to dividends and distributions, and upon any Liquidation Event) and are identical in all respects, and, unless the holders of at least a majority of the outstanding Preferred Stock, voting together as a single class, expressly consent to the creation of capital stock that is pari passu in rank, all other shares of capital stock of the Company will be junior in rank.

Preferred Return

The Series 2 Preferred accrues a 9.5% per annum rate of return on the Stated Value (the “Series 2 Preferred Return”) from the Issuance Date. The Series 2 Preferred Return is payable on a quarterly basis either in cash or via the issuance of additional shares of Series 2 Preferred, at our discretion. Following an Event of Default, the Series 2 Preferred Return increases to 15% per annum until such Event of Default has been cured.

Liquidation Preference

In the event of a Liquidation Event or Deemed Liquidation Event, the Series 2 Preferred will be paid an amount equal to (i) the Series 2 Stated Value at such time, plus (ii) any accrued and unpaid Series 2 Preferred Return (the “Series 2 Preferred Liquidation Amount”), prior to any payments being made to the holders of our Class A common stock. Following payment of the Series 2 Preferred Liquidation Amount, the Series 2 Preferred will not participate in the distribution of any remaining assets of the Company.

Conversion Rights

The Series 2 Preferred is convertible at any time into (i) the number of shares of Series 2 Preferred being converted multiplied by their then Series 2 Stated Value (the “Series 2 Conversion Amount”), divided by (ii) the Series 2 Conversion Price (as hereinafter defined).

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Prior to a Series 2 Trigger Event (as hereinafter defined) or an Event of Default, the conversion price (“Series 2 Conversion Price”) is $10.00 per share of Class A common stock, subject to adjustment if we issue Class A common stock or rights to receive Class A common stock at a lower price (the “Series 2 Fixed Conversion Price”). Following a Series 2 Trigger Event or Event of Default the Series 2 Conversion Price is the lesser of the (i) Series 2 Fixed Conversion Price, and (ii) greater of (x) 88% multiplied by the lowest daily volume weighted average price of our Class A common stock during the eight business day period prior to the measurement date, and (y) the 20% of the “Minimum Price” as defined in Nasdaq Rule 5635 calculated as of the most recent Series 2 Preferred Issuance Date.

A “Series 2 Trigger Event” will occur (i) upon our receipt of a letter of noncompliance from Nasdaq, (ii) upon our average market capitalization during any three business day period following April 1, 2025 falling below $125,000,000, and (iii) in any quarter beginning with the first calendar quarter of 2025 where (x) our stockholder equity is less than $2,500,000, (y) we incur a net loss greater than $1,000,000, or (z) our net sales are less than $500,000.

Notwithstanding the foregoing, on April 11, 2025, we entered into a Supplement Terms Agreement with Streeterville (the “Series 2 Supplemental Terms”), pursuant to which we issued and sold 3,000 shares of Series 2 Preferred (the “Additional Series 2 Preferred”) to Streeterville, and which provides that, irrespective of the terms of the Series 2 Certificate of Designations, Streeterville will not have the right to convert the Additional Series 2 Preferred into Series 2 Conversion Shares at a conversion price of less than $1.00 per share prior to 30 days following the occurrence of a Supplemental Terms Trigger Event (as hereinafter defined), at which time we may elect to pay the conversion amount in cash or by issuance of Series 2 Conversion Shares, at our discretion.

A “Supplemental Terms Trigger Event” will occur when the daily volume weighted average price of our Class A common stock is below $1.00 for five or more business days during any given 15-day period.

Ownership Limitation

Notwithstanding the foregoing, we will not give effect to any conversion of Series 2 Preferred to the extent that, following such conversion, the holder individually (without aggregating with its affiliates) would beneficially own in excess of 4.99% of our outstanding Class A common stock (the “Maximum Percentage”); provided, that the Maximum Percentage for a holder of Series 2 Preferred together with such holder’s affiliates will be 9.99%. The Maximum Percentage is enforceable, unconditional, and non-waivable and shall apply to all affiliates and assigns of each holder of the Series 2 Preferred.

Company Optional Redemption

We have the right at any time after the date that is six months from the earlier of (i) the effective date of the registration statement of which this prospectus forms a part, and (ii) the date that the Series 2 Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act, to elect, in our sole discretion, to redeem all or any portion of the Series 2 Preferred then outstanding by paying an amount in cash equal to the Series 2 Preferred Liquidation Amount multiplied by 115%. In addition, we may, at our election, use at least 25% of any funds that we raise through an equity financing to redeem the Series 2 Preferred.

Dividends and Distributions.

The Series 2 Preferred are not entitled to participate in any dividends, distributions, or payments to the holders of our Class A common stock.

Voting Rights

The Series 2 Preferred shall vote together with holders of our Class A common stock and Class B common stock on an as-converted basis, and not as a separate class, at any annual or special meeting of stockholders, and may act by written consent in the same manner as holders of our Class A common stock and Class B common stock. In addition, for so long as any shares of Series 2 Preferred are outstanding, the affirmative vote of a majority of the Series 2 Preferred then outstanding shall be required to (i) alter or change adversely the powers, preferences or rights given to the Series 2 Preferred or alter or amend the Series 2 Certificate of Designations, or (ii) enter into any agreement with respect to any of the foregoing.

Notwithstanding the foregoing, in no event shall a holder of our Series 2 Preferred (together with such holder’s affiliates, and any “persons” acting as a “group” (as such terms are defined under Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) together with Attribution Parties be entitled to vote, on an as-converted basis and in aggregate with respect to any other shares of our Class A common stock, Class B common stock, Series 1 Preferred or other preferred stock beneficially owned by such holder of Series 2 Preferred or any affiliates or Attribution Parties of such holder, more than 4.99% of our outstanding voting shares as of the applicable record date, as adjusted for any stock splits, reverse stock splits, stock dividends, reclassifications, reorganization, recapitalizations or other similar transaction.

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Covenants

Pursuant to the Series 2 Certificate of Designations, for so long as the Series 2 Preferred remains outstanding we have agreed to comply with a number of covenants restricting our ability to take certain actions or engage in certain activities, which are typical for transactions of this type. In particular, we will not issue any preferred stock or other securities except as set forth in the Series 2 Certificate of Designations and we will not enter into certain fundamental transactions (including, without limitation, mergers, business combinations or similar transactions) without the prior written consent of the holders of a majority of the Series 2 Preferred.

Company Optional Redemption

We have the right at any time after the date that is six months from the earlier of (i) the effective date of the registration statement registering the Series 1 Conversion Shares, and (ii) the date that the Series 1 Conversion Shares are eligible for resale pursuant to Rule 144 under the Securities Act, to elect, in our sole discretion, to redeem all or any portion of the Series 1 Preferred then outstanding by paying an amount in cash equal to the Series 1 Preferred Liquidation Amount multiplied by 115%. In addition, we may, at our election, use at least 25% of any funds that we raise through an equity financing to redeem the Series 1 Preferred.

Dividends and Distributions

The Series 1 Preferred are not entitled to participate in any dividends, distributions, or payments to the holders of our Class A common stock.

Voting Rights

The Series 1 Preferred shall vote together with holders of our Class A common stock and Class B common stock on an as-converted basis, and not as a separate class, at any annual or special meeting of stockholders, and may act by written consent in the same manner as holders of our Class A common stock and Class B common stock. In addition, for so long as any shares of Series 1 Preferred are outstanding, the affirmative vote of a majority of the Series 1 Preferred then outstanding shall be required to (i) alter or change adversely the powers, preferences or rights given to the Series 1 Preferred or alter or amend the Series 1 Certificate of Designations, or (ii) enter into any agreement with respect to any of the foregoing.

Notwithstanding the foregoing, in no event shall a holder of our Series 1 Preferred (together with such holder’s affiliates, and any “persons” acting as a “group” (as such terms are defined under Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) together with such holder or such holder’s affiliates (such persons, “Attribution Parties”)) be entitled to vote, on an as-converted basis and in aggregate with respect to any other shares of our Class A common stock, Class B common stock, Series 2 Preferred or other preferred stock beneficially owned by such holder of Series 1 Preferred or any affiliates or Attribution Parties of such holder, more than 4.99% of our outstanding voting shares as of the applicable record date, as adjusted for any stock splits, reverse stock splits, stock dividends, reclassifications, reorganization, recapitalizations or other similar transaction.

Covenants

Pursuant to the Series 1 Certificate of Designations, for so long as the Series 1 Preferred remains outstanding we have agreed to comply with a number of covenants restricting our ability to take certain actions or engage in certain activities, which are typical for transactions of this type. In particular, we will not issue any preferred stock or other securities except as set forth in the Series 1 Certificate of Designations and we will not enter into certain fundamental transactions (including, without limitation, mergers, business combinations or similar transactions) without the prior written consent of the holders of a majority of the Series 1 Preferred.

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Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law

Classified Board

Our amended and restated certificate of incorporation requires our board of directors to be divided into three classes serving staggered three-year terms, with one class elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures specify that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken and define what is considered timely. Our amended and restated bylaws also specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Director Removal and Vacancies

Our amended and restated certificate of incorporation requires that, a member of our board of directors or our entire board may only be removed for cause, and then only by the affirmative vote of the holders of at least sixty-six and two-thirds percent in voting power of our stock entitled to vote on such removal. In addition, our amended and restated certificate of incorporation requires that, any newly created directorship that results from an increase in the number of directors or any vacancy on our board of directors, must be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and may not be filled by the stockholders.

Undesignated Preferred Stock

Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our shareholders, our board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Class A common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change in our control.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or the Securities Act or any other claim for which the federal district courts of the United States of America shall be the exclusive jurisdiction.

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Notwithstanding the foregoing, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation, but there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Moreover, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and our amended and restated certificate of incorporation provides that the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. Our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions and insurance are necessary to attract and retain talented and experienced directors and officers.

Section 203 of the DGCL

As a Delaware corporation, we will be subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.” In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns 15% or more of the outstanding voting stock of the corporation.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

•	the business combination takes place more than three years after the interested stockholder became an “interested stockholder;”

•	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

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•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding, other than statutorily excluded shares of Class A common stock; or

•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “CSAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc. The transfer agent and registrar’s address is 512 SE Salmon Street, Portland, OR 97214. The transfer agent and registrar can be contacted by phone at: (503) 227-2950.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our Class A common stock on Nasdaq, there was no public market for our Class A common stock. Sales of a substantial number of shares our Class A common stock in the public market, or the perception that such sales could occur, could adversely affect the public price of our Class A common stock, and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when the Selling Stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

A total of 15,423,725 shares of our Class A common stock are outstanding as of March 31, 2025. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our Class A common stock may be sold after our initial listing on Nasdaq, either by the Selling Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of Class A common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of Class A common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling Class A common stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of shares that does not exceed the greater of:

•	1% of the number of shares of Class A common stock then outstanding, which will equal approximately shares immediately after our registration; or

•	the average weekly trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of Class A common stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

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Rule 701

Rule 701 generally allows a shareholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our Class A common stock subject to outstanding stock options or reserved for issuance under our Amended 2014 Stock Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144.

Lock-up Agreements

Pursuant to the Series 1 Securities Purchase Agreement, we have entered into lock-up agreements with certain of our directors, executive officers and other stockholders, which will restrict each such person from selling our Class A common stock for a period beginning on the execution date of the lock-up agreement and ending six months following the date that the Pre-Delivery Shares and Series 1 Conversion Shares are eligible for resale by Streeterville pursuant to either an effective registration statement or Rule 144 under the Securities Act, whichever occurs first.

Registration Rights

On November 25, 2024, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement” or “Equity Line”) with Atlas Sciences, LLC, a Utah limited liability company (“Atlas”) which provides that, upon the terms and subject to the conditions and limitations set forth therein, Atlas will purchase up to an aggregate of $50,000,000 (the “Maximum Commitment Amount”) of our Class A common stock (the “Equity Line Shares”) over the 24-month term of the Equity Line.

Concurrently with the Equity Purchase Agreement, we entered into a Registration Rights Agreement with Atlas, pursuant to the terms of which we have agreed to file one or more registration statements registering the Equity Line Shares and to use our reasonable best efforts to keep a registration statement effective until the earlier of (i) the date on which Atlas has sold all of the Equity Line Shares and the Maximum Commitment Amount under the Equity Purchase Agreement has been drawn, and (ii) the date on which the Equity Purchase Agreement is terminated in accordance with its terms.

On April 11, 2025, we entered into a Waiver Agreement with Atlas pursuant to the terms of which Atlas agreed to waive our obligations under the Equity Purchase Agreement and Registration Rights Agreement to register the Equity Line Shares until 60 days following the effective date of the registration statement of which this prospectus forms a part.

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PLAN OF DISTRIBUTION

The Selling Stockholder, or its pledgees, donees, transferees, assignees or other successors-in-interest selling shares of Class A common stock or interests therein received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, the Selling Stockholder, as an entity, may elect to make an in-kind distribution of securities to its equityholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such equityholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

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In connection with the sale of our Class A common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the Class A common stock offered by this prospectus will be the purchase price of the Class A common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholder shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of Class A common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Class A common stock offered by this prospectus.

We have agreed with the Selling Stockholder to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus pursuant to Rule 144 or pursuant to the registration statement of which this prospectus constitutes a part, and (ii) the date on which the securities covered by the registration statement of which this prospectus constitutes a part no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

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LEGAL MATTERS

The validity of the Class A common stock offered by this prospectus will be passed upon for us by Saul Ewing LLP, New York, New York.

EXPERTS

The financial statements of Cloudastructure, Inc. as of and for the years ended December 31, 2024 and 2023, incorporated by reference into this prospectus have been so incorporated in reliance on the report of Bush & Associates CPA, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 under the Securities Act, with respect to the shares of Class A common stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and our Class A common stock, we refer you to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. This prospectus incorporates by reference the documents listed below, but excludes any information furnished to, rather than filed with, the SEC.

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on March 26, 2025, April 1, 2025, and April 17, 2025; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on January 28, 2025, including any amendments or reports filed for the purpose of updating such description

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Cloudastructure, Inc., 228 Hamilton Avenue, 3rd Floor, Palo Alto, California 94301 or by telephone at (650) 644-4160. These documents may also be found on our website at www.cloudastructure.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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8,000,000 Share

Class A common stock

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Prospectus

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May 15, 2025